UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2011

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2011, the Board of Directors (the “Board”) of GigOptix, Inc. (the “Company”) adopted a Rights Agreement, dated as of December 16, 2011 (the “Rights Agreement”), between the Company and the American Stock Transfer & Trust Company, LLC, as Rights Agent. In connection with the Rights Agreement, the Board declared a dividend to the stockholders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on January 6, 2012 (the “Record Date”) of a right to purchase preferred stock (a “Right”) for each share of Common Stock outstanding.

The Rights will also attach to each share of Common Stock issued by the Company between the Record Date and the earlier of the Distribution Date (as defined below) or the expiration date of the Rights Agreement. The Rights will expire on December 16, 2014, unless earlier redeemed or exchanged by the Company. The description and terms of the Rights are set forth in the Rights Agreement. A summary of the terms of the Rights Agreement, as provided in Exhibit A to the Rights Agreement, will be provided to shareholders following the Record Date.

Each Right entitles the holder thereof (except as described below) to purchase from the Company one one-thousandth of a share of Series A Junior Preferred Stock, par value $0.001 per share (the “Series A Junior Preferred Stock”), of the Company at a price (the “Purchase Price”) of $8.50 per one one-thousandth of a share of Series A Junior Preferred Stock, subject to purchase price adjustments as set forth in the Rights Agreement.

The rights will be triggered upon the earlier of (such date, the “Distribution Date”):

(i)	10 days (or, if later, the close of business on the Record Date) following the public announcement that a person or group of affiliated or associated persons (or persons acting in concert) has become an Acquiring Person (as defined below), or

(ii)	10 business days (or, if later, the close of business on the Record Date, or such later date as the Board may determine prior to such time as any becomes an Acquiring Person) following the commencement of, or first public announcement of an intention to make, a tender or exchange offer which would result in a person or group becoming an Acquiring Person.

An “Acquiring Person” is any person who, together with persons with whom it collectively shares beneficial ownership under Section 13(d) of the Securities Exchange Act of 1934, as amended, or with persons with whom it acts in concert, and their respective affiliates and associates, is or becomes the owner of 10% or more of the Company’s outstanding shares of Common Stock after the announcement of the Rights Agreement. However, any person or group beneficially owning 10% or more of the Company’s outstanding shares of Common Stock as of the public announcement of the Rights Agreement will not become an Acquiring Person unless and until an additional 1% of the Common Stock is acquired. The Board retains the right to determine that a person or group who would otherwise become an Acquiring Person under the Rights Agreement has done so inadvertently, provided that the person or group also divests a sufficient number of shares of Common Stock to cease to be an Acquiring Person.

Under the Rights Agreement, a person will be deemed to “act in concert” with another person if the persons knowingly act, whether or not under an express agreement or understanding, in concert with each other or towards a common goal relating to the Company’s management, governance or control. Each person must be aware of the other’s conduct and intent, and there must be evidence at least of one other element of an intent to act in concert or in parallel with the other. Further, the Rights Agreement provides that a person shall be deemed to “beneficially own” any securities which are the subject of a derivative transaction, or derivative security acquired by such person, which gives such person the economic equivalent of ownership (synthetic ownership) of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities. The person shall be deemed to beneficially own (without duplication) the number of shares of Common Stock that are synthetically owned pursuant to such derivative transaction or such derivative securities.

Until the Distribution Date (unless the Rights earlier expire or are redeemed, as described below), the Rights will be evidenced only by the Common Stock share certificates to which they attach and will be transferred only with the shares of Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and at such time, these separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. In the event that a person or group becomes an Acquiring Person, each holder of a Right (other than any Acquiring Person and certain related parties, whose Rights automatically become null and void) will have the right to receive, upon exercise, Common Stock having a value equal to two times the Purchase Price of the Rights. If an insufficient number of shares of Common Stock is available for issuance, the Board will substitute cash, property or other securities (including shares of Series A Junior Preferred Stock) of the Company for the Common Stock.

In the event that after a person or group becomes an Acquiring Person the Company is acquired in a merger or other business combination, or 50% or more of the Company’s consolidated assets or earning power are transferred, each holder of a Right will have the right to receive, upon exercise at the then current Purchase Price, the number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the Purchase Price.

On or after the Distribution Date, the Board may choose to exchange all or part of the Rights (other than Rights that have become void) at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series A Junior Preferred Stock, per Right, subject to adjustment (the “Exchange Ratio”).

Prior to the Distribution Date (unless the Rights earlier expire), the Board may redeem all (but not less than all) Rights at a price of $0.0001 per share, subject to adjustment (the “Redemption Price”). Upon the Board’s redemption of the Rights, the only right of the holders of Rights will be to receive the Redemption Price.

The Purchase Price payable and the number of Series A Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution that may occur as the result of certain events, including among others, a stock dividend, stock split or a reclassification of the Series A Junior Preferred Stock. However, no adjustments to the Purchase Price or number of Rights under the Rights Agreement will be made in connection with the reverse stock split authorized by the Company’s stockholders at the Annual Meeting on November 15, 2011.

Until the Rights are exercised, holders of Rights have no rights as stockholder of the Company, and will not have the right to vote or receive dividends.

The Board has exclusive power and authority to administer, and make interpretations and determinations under, the Rights Agreement. The Company may amend the terms of the Rights Agreement in its sole discretion and without the consent of the holders of the Rights in order to, among other purposes, change or supplement the Rights Agreement in a way that the Company deems necessary or advisable, so long as such amendment does not adversely affect the interests of the holders of the Rights Certificates.

The Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 19, 2011, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Three hundred thousand shares of Series A Junior Preferred Stock have been authorized for issuance. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;

•

in the event of a declaration of a dividend on the Common Stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of Common Stock), declared on the Common Stock;

•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the Common Stock; and

•

entitle the holder to receive upon liquidation of the Company, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of Common Stock.

The foregoing description of the Rights Agreement, the Rights and the Series A Junior Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation and the Rights Agreement (including the form of Rights Certificate) which have been filed as Exhibit 3.1 and Exhibit 4.1, respectively, to the Company’s Registration Statement on Form 8-A filed concurrently with this Current Report on Form 8-K (the “Form 8-A”), and each of which are incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

In connection with the adoption of the foregoing Rights Agreement referenced in Item 1.01 above, the Board approved the Certificate of Designation establishing the Series A Junior Preferred Stock and the rights, preferences and privileges thereof .

The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on December 19, 2011. A copy of the Certificate of Designation has been filed as Exhibit 3.1 to the Form 8-A and is hereby incorporated into this Item 5.03 by reference. In addition, the information set forth under Item 1.01 above is incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events.

On December 22, 2011, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Certificate of Designation of Series A Junior Preferred Stock, filed December 19, 2011. (1)

Exhibit 4.1	Rights Agreement, dated as of December 16, 2011, between GigOptix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including the Summary of Rights as Exhibit A, the Form of Rights Certificate as Exhibit B and the Certificate of Designation of Series A Junior Preferred Stock as Exhibit C. (1)

Exhibit 99.1	Press Release issued by GigOptix, Inc. on December 22, 2011, with respect to the adoption of the Rights Agreement.

(1)	Previously filed with the Securities and Exchange Commission on December 22, 2011 as an exhibit to the Company’s Registration Statement on Form 8-A and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer

Date: December 22, 2011

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Designation of Series A Junior Preferred Stock, filed December 19, 2011. (1)

Exhibit 4.1	Rights Agreement, dated as of December 16, 2011, between GigOptix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including the Summary of Rights as Exhibit A, the Form of Rights Certificate as Exhibit B and the Certificate of Designation of Series A Junior Preferred Stock as Exhibit C. (1)

Exhibit 99.1	Press Release issued by GigOptix, Inc. on December 22, 2011, with respect to the adoption of the Rights Agreement.

(1)	Previously filed with the Securities and Exchange Commission on December 22, 2011 as an exhibit to the Company’s Registration Statement on Form 8-A and hereby incorporated by reference.